CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Micromem Technologies Inc. of our report dated December 5, 2003 which report appears in the February 28, 2006 annual report on Form 20-F of Micromem Technologies Inc.

Toronto, Ontario	/s/ Ernst & Young LLP
May 19, 2006	Chartered Accountants